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                                 VF CORPORATION

                           RESTRICTED STOCK AGREEMENT

                 This RESTRICTED STOCK AGREEMENT made as of the 14th day of February, 1995, by and between VF CORPORATION, a Pennsylvania corporation (the "Company"), and MACKEY J. MCDONALD, President and Chief Operating Officer of the Company ("McDonald").

                                   BACKGROUND

                 McDonald is President and Chief Operating Officer of the Company and has for many years held executive positions with the Company or a subsidiary of the Company. The Board of Directors has determined that it is in the best interests of the Company and its shareholders to recognize McDonald's performance in 1994 and to provide incentive to McDonald to remain an executive with the Company by making a grant to him of Restricted Stock in accordance with the terms of this Agreement.

                 NOW, THEREFORE, in consideration of the covenants and of the mutual promises contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                 1. DEFINITIONS. As used in this Agreement, the following terms shall have the meaning set forth below:

                          (a)     "Agreement" shall mean this Restricted Stock
Agreement and any amendments thereto.

                          (b)     "Award" shall mean the award of Restricted
Stock under this Agreement.

                          (c)     "Board" shall mean the Board of Directors of
the Company.
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                          (d)     "Committee" shall mean the members of the
Organization and Compensation Committee of the Board who are "outside directors" as defined or interpreted for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                          (e)     "Common Stock" shall mean the common stock of
the Company as described in the Company's Articles of Incorporation, or such other stock as shall be substituted therefor.

                          (f)     "Company" shall mean VF Corporation, or any
successor to the Company.

                          (g)     "Disposition" shall mean any sale, transfer,
encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

                          (h)     "Restricted Stock" shall mean the Common
Stock awarded to McDonald under the terms of this Agreement and any Common Stock purchased with distributions with respect to Restricted Stock.

                          (i)     "Termination" shall mean McDonald's voluntary
or involuntary cessation of employment with the Company prior to





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January 1, 2006 other than by reason of death, permanent disability or Good
Reason (as defined below).

                 2. AWARD OF RESTRICTED STOCK. As of the date of this Agreement, the Board of Directors of the Company has granted the Award to McDonald, consisting of Five Thousand (5,000) shares of Common Stock. Such shares shall be issued promptly hereafter in McDonald's name but shall be retained by the Company and shall be subject to all provisions of this Agreement.

                 3. DELIVERY OF RESTRICTED STOCK. (a) If McDonald continuously remains in the employ of the Company through December 31, 2005, the shares of Restricted Stock shall be delivered to McDonald without any restrictions promptly after January 1, 2006; provided, however, that in the event of an earlier termination of McDonald's employment with the Company as a result of his permanent disability or for Good Reason within thirty-six (36) months following a Change in Control of the Company, all restrictions on the Restricted Stock shall lapse and all shares of Common Stock representing the Award shall be delivered to McDonald. For purposes of this Agreement, "Change in Control" shall have the same meaning as set forth in Paragraph 2 of that certain "Restated Agreement" between the Company and McDonald dated December 7, 1993, and "Good Reason" shall have the same meaning as set forth in Subparagraph (iii) of Paragraph 3 of that same agreement.

                 (b) One or more stock certificates evidencing the Restricted Stock shall be issued in the name of McDonald but shall





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be held and retained by the Company until the restrictions set forth herein shall have lapsed. All such stock certificates shall bear the following legend:

                 "The shares of Common Stock evidenced by this Certificate are subject to the terms and conditions of a Restricted Stock Agreement dated February 14, 1995 between the registered owner and VF Corporation; such shares are subject to forfeiture under the terms of said Agreement; and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Agreement, a copy of which is available from VF Corporation upon request."

Until shares of the Restricted Stock are delivered without restrictions to McDonald in accordance with the terms of this Agreement, McDonald shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature guaranteed, corresponding to each certificate for Restricted Stock or distributions thereon. If McDonald shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, McDonald hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

                 (c) McDonald shall not effect a Disposition of any shares of Restricted Stock unless, until and to the extent the restrictions imposed upon such stock shall have lapsed in





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accordance with this Agreement.  Any attempt to effect a Disposition of any shares of Restricted Stock shall be void ab initio.

                 4. FORFEITURE. Except as otherwise provided in this Agreement, in the event of McDonald's Termination, the shares of Restricted Stock shall be returned to the Company and shall be deemed to have been forfeited by McDonald as of the date of Termination.

                 5. RIGHTS WITH RESPECT TO RESTRICTED STOCK. (a) Except as otherwise provided in this Agreement, McDonald shall have, with respect to all shares of Restricted Stock, all the rights of a shareholder of the Company, including the right to vote the Restricted Stock; provided, however, that all distributions payable with respect to the Restricted Stock shall be retained by the Company and reinvested in additional shares of Common Stock to be issued in the name of McDonald. Any shares of Common Stock acquired as a result of reinvestment of such distributions shall also be Restricted Stock subject to the terms and conditions of this Agreement. No fractional shares shall be issued under this Agreement, and any balance of cash distributions on the Restricted Stock shall be paid to McDonald (or his beneficiaries) upon distribution of the Restricted Stock in 2006 pursuant to Subparagraph 3(a) or earlier in the event of McDonald's termination of employment due to his permanent disability or for Good Reason,





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as set forth in Subparagraph 3(a), or his death, as set forth in Paragraph 8.

                 (b) In the event that the Common Stock, as a result of a stock split or stock dividend or combination of shares or any other change or exchange for other securities, by reclassification, reorganization or otherwise, is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares of the Restricted Stock shall be appropriately adjusted to reflect such change. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

                 6. TAXES. (a) If McDonald properly elects, within thirty (30) days of the date of this Agreement, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the date of grant of the Award) of the Restricted Stock subject to the Award, McDonald shall make arrangements satisfactory to the Committee to pay to the Company in 1995 any federal, state or local income taxes required to be withheld with respect to such shares. If McDonald shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to McDonald any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.





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                          (b)     If McDonald does not make the election
described in Subparagraph 6(a) above, McDonald shall, no later than the date as of which the restrictions referred to in Paragraph 3 hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to McDonald any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

                 7. ADMINISTRATION. The Committee shall have the authority and responsibility for:

                          (a)     Interpretation and administration of this
Agreement;

                          (b)     Determination of McDonald's permanent
disability or death, Termination, termination for Good Reason, or whether a Change in Control has occurred for purposes of this Agreement; and

                          (c)     Determination of the appropriate
adjustment(s) pursuant to Subparagraph 5(b) hereof.

                 8. DELIVERY UPON DEATH. In the event of McDonald's death during the term of this Agreement, the shares of Restricted Stock shall be delivered, without continuance of any restrictions provided for in this Agreement, to the beneficiary or beneficiaries





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designated by McDonald in writing delivered to the Company, or, if such beneficiary or beneficiaries are then deceased or if McDonald has not so designated any beneficiary, such shares shall be delivered to the executor or administrator of McDonald's estate.

                 9. AMENDMENT, MODIFICATION AND ASSIGNMENT. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by McDonald and a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall not be assigned by McDonald in whole or in part. The rights and obligations created hereunder shall be binding on McDonald and his heirs and legal representatives and on the successors and assigns of the Company.

                 10. MISCELLANEOUS. (a) No Right to Employment - The grant of the Award shall not be construed as giving McDonald the right to be retained in the employ of the Company nor affect in any way the right of the Company to terminate such employment at any time, with or without cause.





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                          (b)     No Limit on Other Compensation Arrangements -
Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                          (c)     Severability - If any provision of this
Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law or if it cannot be so construed or deemed amended without, in the sole discretion of the Committee, materially altering the purpose or intent of this Agreement and the Award, such provision shall be stricken as to such jurisdiction or the Award, and the remainder of this Agreement or the Award shall remain in full force and effect.

                          (d)     No Trust or Fund Created - Neither this
Agreement nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and McDonald or any other person. To the extent that McDonald or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.





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                          (e)     Governing Law - The validity, interpretation,
construction and performance of this Agreement shall be governed by the laws (but not any provisions relating to conflicts of laws) of the Commonwealth of Pennsylvania.

                          (f)     Headings - Headings are given to the
Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                            VF CORPORATION


Attest:                                           By: /s/ L.R. Pugh
                                                      --------------------------
                                                              L.R. Pugh
                                                       Chairman of the Board and
/s/ L.M. Tarnoski                                      Chief Executive Officer
-------------------
L.M. Tarnoski
Secretary
(Corporate Seal)

                                                 /s/ Mackey J. McDonald  (SEAL)
-------------------                             --------------------------
Witness                                              Mackey J. McDonald
                                                     President and Chief
                                                      Operating Officer





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